July 14, 2008

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington  DC  20549

Re: Znomics, Inc. S-1 Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion in this Form S-1 Registration Statement dated July 14, 2008, of the following:

•	Our report to the Stockholders and Board of Directors of Znomics, Inc. dated April 17, 2007 on the financial statements of the Company as of May 31, 2007 and 2006.

Yours truly,

“DMCL”

Dale Matheson Carr-Hilton LaBonte LLP
Vancouver, Canada